PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 81 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                 Dated September 23, 2005
                                                                  Rule 424(b)(3)


                                   $5,700,000
                                 MORGAN STANLEY
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                             Senior Fixed Rate Notes

                                   ----------

                            PLUS due October 30, 2006
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
           Based on the Value of the PHLX Oil Service Sector(SM) Index
                   Performance Leveraged Upside Securities(SM)
                                  ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $5 principal amount of PLUS that you hold an amount in cash based upon the closing value of the PHLX Oil Service Sector(SM) Index at maturity.

o    The principal amount and issue price of each PLUS is $5.

o    We will not pay interest on the PLUS.

o At maturity, if the final index value is greater than the initial index value, you will receive for each $5 principal amount of PLUS that you hold a payment equal to $5 plus the leveraged upside payment, which is equal to $5 multiplied by 300% of the percent increase in the value of the PHLX Oil Service Sector Index, subject to a maximum payment at maturity of $5.90, or 118% of the issue price. If the final index value is less than or equal to the initial index value, you will receive for each $5 principal amount of PLUS that you hold a payment at maturity equal to $5 multiplied by the index performance factor, which will be less than or equal to 1.0.

     o The percent increase in the value of the PHLX Oil Service Sector Index will be equal to (i) the final index value minus the initial index value divided by (ii) the initial index value.

     o The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o The initial index value is 171.14, the closing value of the PHLX Oil Service Sector Index on September 23, 2005, the day we priced the PLUS for initial sale to the public.

     o The final index value will equal the closing value of the PHLX Oil Service Sector Index on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date.

o Investing in the PLUS is not equivalent to investing in the PHLX Oil Service Sector Index or its component stocks.

o The PLUS have been approved for listing on the American Stock Exchange LLC, which we refer to as the AMEX, subject to official notice of issuance. The AMEX listing symbol for the PLUS is "OSQ." It is not possible to predict whether any secondary market for the PLUS will develop.

o    The CUSIP number for the PLUS is 61747Y709.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------
                                PRICE $5 PER PLUS
                                 ---------------


                                        Price to      Agent's      Proceeds to
                                         Public    Commissions(1)    Company
                                        --------   --------------  -----------

Per PLUS...........................       $5.00         $.075        $4.925
Total..............................    $5,700,000      $85,500     $5,614,500
----------
(1) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of the PHLX Oil Service Sector(SM) Index.

     "PHLX Oil Service Sector(SM)" and "OSX(SM)" are service marks of the Philadelphia Stock Exchange, Inc. and have been licensed for use by Morgan Stanley. "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $5    We, Morgan Stanley, are offering Performance
                      Leveraged Upside Securities(SM) due October 30, 2006,
                      Mandatorily Exchangeable for an Amount Payable in U.S.
                      Dollars Based on the Value of the PHLX Oil Service
                      Sector(SM) Index, which we refer to as the PLUS. The principal amount and issue price of each PLUS is $5.

                      The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return  Unlike ordinary debt securities, the PLUS do not pay
of principal; no      interest and do not guarantee any return of principal at
interest              maturity.  If the final index value is less than the
                      initial index value, we will pay to you an amount in cash per PLUS that is less than the $5 issue price of each PLUS by an amount proportionate to the decrease in the value of the PHLX Oil Service Sector Index. The initial index value is 171.14, the closing value of the PHLX Oil Service
                      Sector Index on September 23, 2005, the day we priced the PLUS for initial sale to the public. The final index value will be the closing value of the PHLX Oil Service Sector
                      Index on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date. If a market disruption event occurs on the scheduled index valuation date or the scheduled index valuation date is not otherwise a trading day, the maturity date will be postponed until the second scheduled trading day following the index valuation date as postponed.

Payment at maturity   At maturity, you will receive for each $5 principal
based on the PHLX     amount of PLUS that you hold an amount in cash based upon
Oil Service Sector    the value of the PHLX Oil Service Sector Index, determined
Index                 as follows:

                      o If the final index value is greater than the initial index value, you will receive for each $5 principal amount of PLUS that you hold a payment at maturity equal to:

                           $5    +    leveraged upside payment,
                         subject to a maximum payment at maturity of $5.90, or 118% of the issue price,

                         where,

                           leveraged upside payment   =
                           ($5  x  300%  x  index percent increase)

                         and

                                                          final index value - initial index value
                           index percent increase    =    ---------------------------------------
                                                                   initial index value

                      o If the final index value is less than or equal to the initial index value, you will receive for each $5 principal amount of PLUS that you hold a payment at maturity equal to:

                           $5    x    index performance factor

                         where,

                                                           final index value
                           index performance factor   =   -------------------
                                                          initial index value

                         Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $5.

                      On PS-6, we have provided a graph titled "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity over a range of hypothetical percentage changes in the index. The graph does not show every situation that may occur.

                      You can review the historical values of the PHLX Oil Service Sector Index in the section of this pricing supplement called "Description of PLUS--Historical Information." The payment of dividends on the stocks that underlie the PHLX Oil Service Sector Index is not reflected in the level of the PHLX Oil Service Sector Index and, therefore, has no effect on the calculation of the payment at maturity.

                      Investing in the PLUS is not equivalent to investing in the PHLX Oil Service Sector Index or its component stocks.

Your return on the    The return investors realize on the PLUS is limited by
PLUS is limited by    the maximum payment at maturity. The maximum payment at
the maximum payment   maturity of each PLUS is $5.90, or 118% of the issue
at maturity           price. Although the leverage factor provides 300%
                      exposure to any increase in value of the PHLX Oil Service
                      Sector Index at maturity, because the payment at maturity will be limited to 118% of the issue price of the PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final index value exceeds approximately 106% of the initial index value. See
                      "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

MS & Co. will be the  We have appointed our affiliate, Morgan Stanley & Co.
Calculation Agent     Incorporated or its successors, which we refer to as MS &
                      Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co.
                      will determine the initial index value, the final index value, the percentage change in the PHLX Oil Service
                      Sector Index, the payment to you at maturity and whether a market disruption event has occurred.

Where you can find    The PLUS are senior notes issued as part of our Series F
more information on   medium-term note program. You can find a general
the PLUS              description of our Series F medium-term note program in
                      the accompanying prospectus supplement dated November 10, 2004. We describe the basic features of this type of note in the sections of the prospectus supplement called
                      "Description of Notes--Fixed Rate Notes" and
                      "--Exchangeable Notes."

                      Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as these differ from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

Howto reach us        You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New
                      York, New York 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the index. The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity. The graph is based on the following terms:

     o    Issue Price per PLUS: $5.00

     o    Initial Index Value: 171.14

     o    Leverage Factor: 300%

     o    Maximum Payment at Maturity: $5.90 (118% of the Issue Price)

     Where the final index value is greater than the initial index value, the payment at maturity on the PLUS reflected in the graph below is greater than the $5 principal amount per PLUS, but in all cases is subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payment at maturity on the PLUS reflected in the graph below is less than the $5 principal amount per PLUS.

     You will realize the maximum payment at maturity at a final index value of approximately 106% of the initial index value, or approximately 181.41. In addition, you will not share in the performance of the index at final index values above 118% of the initial index value, or approximately 201.95.


                                [OBJECT OMITTED]

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest    The terms of the PLUS differ from those of ordinary
or guarantee return of      debt securities in that we will not pay you interest
principal                   on the PLUS or guarantee to pay you the principal
                            amount of the PLUS at maturity. Instead, at maturity you will receive for each $5 principal amount of PLUS that you hold an amount in cash based upon the final index value. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $5 plus the leveraged upside payment, subject to a maximum payment at maturity of $5.90, or 118% of the issue price. If the final index value is less than the initial index value, you will lose money on your investment; you will receive an amount in cash that is less than the $5 issue price of each PLUS by an amount proportionate to the decrease in the value of the PHLX Oil Service Sector Index. See "Hypothetical
                            Payouts on the PLUS at Maturity" on PS-6.

Your appreciation           The appreciation potential of the PLUS is limited
potential is                by the maximum payment at maturity of $5.90, or 118%
limited                     of the issue price. As a result, you will not share
                            in any appreciation of the PHLX Oil Service Sector
                            Index above 118% of the value of the PHLX Oil
                            Service Sector Index on September 23, 2005, the day we priced the PLUS for initial sale to the public.
                            Although the leverage factor provides 300% exposure to any increase in the value of the PHLX Oil Service
                            Sector Index at maturity, because the payment at maturity will be limited to 118% of the issue price for each PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the final index value exceeds approximately 106% of the initial index value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

Secondary trading may       There may be little or no secondary market for the
be limited                  PLUS. Although the PLUS have been approved for
                            listing on the American Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the notes will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS & Co.
                            currently intends to act as a market maker for the PLUS but is not required to do so. If at any time MS
                            & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your PLUS would likely be lower than if an active market existed. If at any time the PLUS were not listed on any securities exchange and MS & Co. were to cease acting as a market maker, it is likely that there would be little or no secondary market for the PLUS.

Market price of the PLUS    Several factors, many of which are beyond our
may be influenced by many   control, will influence the value of the PLUS in the
unpredictable factors       secondary market and the price at which MS & Co. may
                            be willing to purchase or sell the PLUS in the secondary market, including:

                            o the value of the PHLX Oil Service Sector Index at any time

                            o the volatility (frequency and magnitude of changes in value) of the PHLX Oil Service Sector Index

                            o  interest and yield rates in the market

                            o the dividend rate on the stocks underlying the PHLX Oil Service Sector Index

                            o geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the securities underlying the PHLX Oil Service Sector Index or stock markets generally and which may affect the final index value

                            o  the time remaining until the PLUS mature

                            o  our creditworthiness

                            Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the PHLX Oil Service Sector Index is at or below the initial index value or if market interest rates rise.

                            You cannot predict the future performance of the PHLX Oil Service Sector Index based on its historical performance. The value of the PHLX Oil Service Sector Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the PHLX Oil Service Sector Index. In addition, there can be no assurance that the value of the PHLX Oil Service Sector Index will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS. Nor can there be any assurance that the value of the PHLX Oil Service Sector Index will not increase beyond 118% of the initial index value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the PHLX Oil Service Sector Index at index values above 118% of the initial index value.

The inclusion of            Assuming no change in market conditions or any
commissions and             other relevant factors, the price, if any, at which
projected profit from       MS & Co. is willing to purchase PLUS in secondary
hedging in                  market transactions will likely be lower than the
the original issue          original issue price, since the original issue price
price is likely             included, and secondary market prices are likely to
to adversely affect         exclude, commissions paid with respect to the PLUS,
secondary market prices     as well as the projected profit included in the cost
                            of hedging our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the PHLX     The Philadelphia Stock Exchange, Inc., which we
Oil Service Sector          refer to as the PHLX, is responsible for calculating
Index could adversely       and maintaining the PHLX Oil Service Sector Index.
affect the value of the     The PHLX can add, delete or substitute the stocks
PLUS                        underlying the PHLX Oil Service Sector Index or make
                            other methodological changes that could change the value of the PHLX Oil Service Sector Index. Any of these actions could adversely affect the value of the notes.

                            The PHLX may discontinue or suspend calculation or publication of the PHLX Oil Service Sector Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued PHLX Oil Service Sector Index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices at maturity of the stocks underlying the PHLX Oil Service Sector Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the PHLX Oil Service Sector Index last in effect prior to discontinuance of the PHLX Oil Service Sector Index.

The economic interests of   The economic interests of the calculation agent
the calculation agent and   and other affiliates of ours are potentially adverse
other affiliates of ours    to your interests as an investor in the PLUS.
are potentially adverse
to your interests           As calculation agent, MS & Co. will determine the
                            initial index value and the final index value, and calculate the amount of cash, if any, you will receive at maturity. Determinations made by MS &
                            Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the PHLX
                            Oil Service Sector Index, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market
                            Disruption Event" and "--Discontinuance of the PHLX
                            Oil Service Sector Index; Alteration of Method of
                            Calculation."

                            The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is    Investing in the PLUS is not equivalent to
not equivalent to           investing in the PHLX Oil Service Sector Index
investing in the PHLX       or its component stocks. As an investor in the PLUS,
Oil Service Sector Index    you will not have voting rights or rights to receive
                            dividends or other distributions or any other rights with respect to the stocks that underlie the PHLX
                            Oil Service Sector Index.

Hedging and trading         MS & Co. and other affiliates of ours have carried
activity by the             out, and will continue to carry out, hedging
calculation agent           activities related to the PLUS (and possibly to
and its affiliates          other instruments linked to the PHLX Oil Service
could potentially           Sector Index or its component stocks), including
adversely affect the        trading in the stocks underlying the PHLX Oil
value of the                Service Sector Index as well as in other instruments
PLUS                        related to the PHLX Oil Service Sector Index. MS &
                            Co. and some of our other subsidiaries also trade the stocks underlying the PHLX Oil Service Sector
                            Index and other financial instruments related to the PHLX Oil Service Sector Index and the stocks underlying the PHLX Oil Service Sector Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on the date of this pricing supplement could potentially have increased the initial index value and, therefore, the value at which the PHLX Oil Service Sector Index must close on the index valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the value of the PHLX Oil Service
                            Sector Index on the index valuation date and, accordingly, the amount of cash you will receive at maturity.

Because the                 You should also consider the U.S. federal income tax
characterization of the     consequences of investing in the PLUS. There is no
PLUS for U.S. federal       direct legal authority as to the proper tax
income tax purposes is      treatment of the PLUS, and consequently our special
uncertain, the material     tax counsel is unable to render an opinion as to
U.S. federal income tax     their proper characterization for U.S. federal
consequences of an          income tax purposes. Significant aspects of the tax
investment in the PLUS      treatment of the PLUS are uncertain. Pursuant to the
are uncertain               terms of the PLUS, you have agreed with us to treat
                            a PLUS as a single financial contract, as described in the section of this pricing supplement called
                            "Description of PLUS--United States Federal Income
                            Taxation--General." If the Internal Revenue Service
                            (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation."

                            If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation--Non-U.S. Holders."

                            You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                               DESCRIPTION OF PLUS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $5 principal amount of our PLUS due October 30, 2006, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the PHLX Oil Service Sector(SM) Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount...............    $5,700,000

Original Issue Date
(Settlement Date)........................    September 28, 2005

Maturity Date............................    October 30, 2006, subject to
                                             extension in accordance with the
                                             following paragraph in the event of
                                             a Market Disruption Event on the
                                             scheduled Index Valuation Date.

                                             If due to a Market Disruption Event
                                             or otherwise, the Index Valuation
                                             Date is postponed so that it falls
                                             less than two scheduled Trading
                                             Days prior to the scheduled
                                             Maturity Date, the Maturity Date
                                             will be the second scheduled
                                             Trading Day following the Index
                                             Valuation Date as postponed. See
                                             "--Index Valuation Date" below.

Issue Price..............................    $5 per PLUS

Denominations............................    $5 and integral multiples thereof

CUSIP Number.............................    61747Y709

Interest Rate............................    None

Specified Currency.......................    U.S. dollars

Payment at Maturity......................    At maturity, upon delivery of the
                                             PLUS to the Trustee, we will pay
                                             with respect to the $5 principal
                                             amount of each PLUS an amount in
                                             cash equal to (i) if the Final
                                             Index Value is greater than the
                                             Initial Index Value, the lesser of
                                             (a) $5 plus the Leveraged Upside
                                             Payment and (b) the Maximum Payment
                                             at Maturity or (ii) if the Final
                                             Index Value is less than or equal
                                             to the Initial Index Value, $5
                                             times the Index Performance Factor.
                                             See "--Discontinuance of the PHLX
                                             Oil Service Sector Index;
                                             Alteration of Method of
                                             Calculation" below.

                                             We shall, or shall cause the
                                             Calculation Agent to, (i) provide
                                             written notice to the Trustee and
                                             to The Depository Trust Company,
                                             which we refer to as DTC, of the
                                             amount of cash to be delivered with
                                             respect to the $5 principal amount
                                             of each PLUS, on or prior to 10:30
                                             a.m. on the Trading Day preceding
                                             the Maturity Date (but if such
                                             Trading Day is not a Business Day,
                                             prior to the close of business on
                                             the Business Day preceding the
                                             Maturity Date), and (ii) deliver
                                             the aggregate cash amount due with
                                             respect to the PLUS to the Trustee
                                             for delivery to DTC, as holder of
                                             the PLUS, on the Maturity Date. We
                                             expect such amount of cash will be
                                             distributed to investors on the
                                             Maturity Date in accordance with
                                             the standard rules and procedures
                                             of DTC and its direct and indirect
                                             participants. See "--Book Entry
                                             Note or Certificated Note" below,
                                             and see "The Depositary" in the
                                             accompanying prospectus supplement.

Maximum Payment at Maturity..............    $5.90

Leveraged Upside Payment ................    The product of (i) $5 and (ii) 300%
                                             and (iii) the Index Percent
                                             Increase.

Index Percent Increase...................    A fraction, the numerator of which
                                             is the Final Index Value minus the
                                             Initial Index Value and the
                                             denominator of which is the Initial
                                             Index Value.

Index Performance Factor.................    A fraction, the numerator of which
                                             is the Final Index Value and the
                                             denominator of which is the Initial
                                             Index Value.

Initial Index Value......................    171.14, the Index Closing Value on
                                             September 23, 2005, the day we
                                             priced the PLUS for initial sale to
                                             the public.

Index Closing Value......................    The Index Closing Value on any
                                             Trading Day will equal the closing
                                             value of the PHLX Oil Service
                                             Sector Index or any Successor Index
                                             (as defined under "--Discontinuance
                                             of the PHLX Oil Service Sector
                                             Index; Alteration of Method of
                                             Calculation" below) published at
                                             the regular weekday close of
                                             trading on that Trading Day. In
                                             certain circumstances, the Index
                                             Closing Value will be based on the
                                             alternate calculation of the PHLX
                                             Oil Service Sector Index described
                                             under "--Discontinuance of the PHLX
                                             Oil Service Sector Index;
                                             Alteration of Method of
                                             Calculation."

Final Index Value........................    The Index Closing Value of the PHLX
                                             Oil Service Sector Index on the
                                             Index Valuation Date.

Index Valuation Date.....................    The Index Valuation Date will be
                                             the second scheduled Trading Day
                                             prior to the Maturity Date, subject
                                             to adjustment for Market Disruption
                                             Events as described in the
                                             following paragraph.

                                             If there is a Market Disruption
                                             Event on the scheduled Index
                                             Valuation Date or if the scheduled
                                             Index Valuation Date is not
                                             otherwise a Trading Day, the Index
                                             Valuation Date will be the
                                             immediately succeeding Trading Day
                                             during which no Market Disruption
                                             Event shall have occurred.

Trading Day.............................     A day, as determined by the
                                             Calculation Agent, on which trading
                                             is generally conducted on the New
                                             York Stock Exchange, Inc. ("NYSE"),
                                             the American Stock Exchange LLC
                                             ("AMEX"), the Nasdaq National
                                             Market, the Chicago Mercantile
                                             Exchange, the Philadelphia Stock
                                             Exchange and the Chicago Board of
                                             Options Exchange and in the
                                             over-the-counter market for equity
                                             securities in the United States.

Book Entry Note or Certificated Note....     Book Entry. The PLUS will be issued
                                             in the form of one or more fully
                                             registered global securities which
                                             will be deposited with, or on
                                             behalf of, DTC and will be
                                             registered in the name of a nominee
                                             of DTC. DTC's nominee will be the
                                             only registered holder of the PLUS.
                                             Your beneficial interest in the
                                             PLUS will be evidenced solely by
                                             entries on the books of the
                                             securities intermediary acting on
                                             your behalf as a direct or indirect
                                             participant in DTC. In this pricing
                                             supplement, all references to
                                             payments or notices to you will
                                             mean payments or notices to DTC, as
                                             the registered holder of
                                             the PLUS, for distribution to
                                             participants in accordance with
                                             DTC's procedures. For more
                                             information regarding DTC and book
                                             entry notes, please read "The
                                             Depositary" in the accompanying
                                             prospectus supplement and "Form of
                                             Securities--Global
                                             Securities--Registered Global
                                             Securities" in the accompanying
                                             prospectus.

Senior Note or Subordinated Note........     Senior

Trustee.................................     JPMorgan Chase Bank, N.A. (formerly
                                             known as JPMorgan Chase Bank)

Agent...................................     Morgan Stanley & Co. Incorporated
                                             and its successors ("MS & Co.")

Calculation Agent.......................     MS & Co.

                                             All determinations made by the
                                             Calculation Agent will be at the
                                             sole discretion of the Calculation
                                             Agent and will, in the absence of
                                             manifest error, be conclusive for
                                             all purposes and binding on you,
                                             the Trustee and us.

                                             All calculations with respect to
                                             the Payment at Maturity, if any,
                                             will be rounded to the nearest one
                                             hundred-thousandth, with five
                                             one-millionths rounded upward
                                             (e.g., .876545 would be rounded to
                                             .87655); all dollar amounts related
                                             to determination of the amount of
                                             cash payable per PLUS will be
                                             rounded to the nearest
                                             ten-thousandth, with five one
                                             hundred-thousandths rounded upward
                                             (e.g., .76545 would be rounded up
                                             to .7655); and all dollar amounts
                                             paid on the aggregate number of
                                             PLUS will be rounded to the nearest
                                             cent, with one-half cent rounded
                                             upward.

                                             Because the Calculation Agent is
                                             our subsidiary, the economic
                                             interests of the Calculation Agent
                                             and its affiliates may be adverse
                                             to your interests as an investor in
                                             the PLUS, including with respect to
                                             certain determinations and
                                             judgments that the Calculation
                                             Agent must make in determining the
                                             Initial Index Value, the Final
                                             Index Value or whether a Market
                                             Disruption Event has occurred. See
                                             "--Discontinuance of the PHLX Oil
                                             Service Sector Index; Alteration of
                                             Method of Calculation" and
                                             "--Market Disruption Event" below.
                                             MS & Co. is obligated to carry out
                                             its duties and functions as
                                             Calculation Agent in good faith and
                                             using its reasonable judgment.

Market Disruption Event..................    Market Disruption Event means, with
                                             respect to the PHLX Oil Service
                                             Sector Index:

                                                 (i) the occurrence or existence
                                                 of a suspension, absence or
                                                 material limitation of trading
                                                 of stocks then constituting 20
                                                 percent or more of the level of
                                                 the PHLX Oil Service Sector
                                                 Index (or the Successor Index)
                                                 on the Relevant Exchanges for
                                                 such securities for more than
                                                 two hours of trading or during
                                                 the one-half hour period
                                                 preceding the close of the
                                                 principal trading session on
                                                 such Relevant Exchange; or a
                                                 breakdown or failure in the
                                                 price and trade reporting
                                                 systems of any Relevant
                                                 Exchange as a result of which
                                                 the reported trading
                                                 prices for stocks then
                                                 constituting 20 percent or more
                                                 of the level of the PHLX Oil
                                                 Service Sector Index (or the
                                                 Successor Index) during the
                                                 last one-half hour preceding
                                                 the close of the principal
                                                 trading session on such
                                                 Relevant Exchange are
                                                 materially inaccurate; or the
                                                 suspension, material limitation
                                                 or absence of trading on any
                                                 major U.S. securities market
                                                 for trading in futures or
                                                 options contracts or exchange
                                                 traded funds related to the
                                                 PHLX Oil Service Sector Index
                                                 (or the Successor Index) for
                                                 more than two hours of trading
                                                 or during the one-half hour
                                                 period preceding the close of
                                                 the principal trading session
                                                 on such market, in each case as
                                                 determined by the Calculation
                                                 Agent in its sole discretion;
                                                 and

                                                 (ii) a determination by the
                                                 Calculation Agent in its sole
                                                 discretion that any event
                                                 described in clause (i) above
                                                 materially interfered with our
                                                 ability or the ability of any
                                                 of our affiliates to unwind or
                                                 adjust all or a material
                                                 portion of the hedge position
                                                 with respect to the PLUS.

                                             For the purpose of determining
                                             whether a Market Disruption Event
                                             exists at any time, if trading in a
                                             security included in the PHLX Oil
                                             Service Sector Index is materially
                                             suspended or materially limited at
                                             that time, then the relevant
                                             percentage contribution of that
                                             security to the level of the PHLX
                                             Oil Service Sector Index shall be
                                             based on a comparison of (x) the
                                             portion of the value of the PHLX
                                             Oil Service Sector Index
                                             attributable to that security
                                             relative to (y) the overall value
                                             of the PHLX Oil Service Sector
                                             Index, in each case immediately
                                             before that suspension or
                                             limitation.

                                             For the purpose of determining
                                             whether a Market Disruption Event
                                             has occurred: (1) a limitation on
                                             the hours or number of days of
                                             trading will not constitute a
                                             Market Disruption Event if it
                                             results from an announced change in
                                             the regular business hours of the
                                             relevant exchange or market, (2) a
                                             decision to permanently discontinue
                                             trading in the relevant futures or
                                             options contract or exchange traded
                                             fund will not constitute a Market
                                             Disruption Event, (3) limitations
                                             pursuant to the rules of any
                                             Relevant Exchange similar to NYSE
                                             Rule 80A (or any applicable rule or
                                             regulation enacted or promulgated
                                             by any other self-regulatory
                                             organization or any government
                                             agency of scope similar to NYSE
                                             Rule 80A as determined by the
                                             Calculation Agent) on trading
                                             during significant market
                                             fluctuations will constitute a
                                             suspension, absence or material
                                             limitation of trading, (4) a
                                             suspension of trading in futures or
                                             options contracts on the PHLX Oil
                                             Service Sector Index by the primary
                                             securities market trading in such
                                             contracts by reason of (a) a price
                                             change exceeding limits set by such
                                             securities exchange or market, (b)
                                             an imbalance of orders relating to
                                             such contracts or (c) a disparity
                                             in bid and ask quotes relating to
                                             such contracts will constitute a
                                             suspension, absence or material
                                             limitation of trading in futures or
                                             options contracts related to the
                                             PHLX Oil Service Sector Index and
                                             (5) a "suspension, absence or
                                             material limitation of trading" on
                                             any Relevant Exchange or on the
                                             primary market on which futures or
                                             options contracts related to the
                                             PHLX Oil Service Sector Index are
                                             traded will not include any time
                                             when such securities market is
                                             itself closed for trading under
                                             ordinary circumstances.

Relevant Exchange........................    Relevant Exchange means the primary
                                             U.S. organized exchange or market
                                             of trading for any security (or any
                                             combination thereof) then included
                                             in the PHLX Oil Service Sector
                                             Index or any Successor Index.

Alternate Exchange Calculation
  in Case of an Event of Default.........    In case an event of default with
                                             respect to the PLUS shall have
                                             occurred and be continuing, the
                                             amount declared due and payable per
                                             PLUS upon any acceleration of the
                                             PLUS (an "Event of Default
                                             Acceleration") shall be determined
                                             by the Calculation Agent and shall
                                             be an amount in cash equal to the
                                             Payment at Maturity calculated
                                             using the Index Closing Value as of
                                             the date of such acceleration as
                                             the Final Index Value.

                                             If the maturity of the PLUS is
                                             accelerated because of an event of
                                             default as described above, we
                                             shall, or shall cause the
                                             Calculation Agent to, provide
                                             written notice to the Trustee at
                                             its New York office, on which
                                             notice the Trustee may conclusively
                                             rely, and to DTC of the cash amount
                                             due with respect to the PLUS as
                                             promptly as possible and in no
                                             event later than two Business Days
                                             after the date of acceleration.

The PHLX Oil Service Sector Index........    We have derived all information
                                             contained in this pricing
                                             supplement regarding the PHLX Oil
                                             Service Sector Index (the "Index"),
                                             including, without limitation, its
                                             make-up, method of calculation and
                                             changes in its components, from
                                             publicly available information.
                                             Such information reflects the
                                             policies of, and is subject to
                                             change by the Philadelphia Stock
                                             Exchange, Inc., which we refer to
                                             as the "PHLX." The Index was
                                             developed by PHLX and is
                                             calculated, maintained and
                                             published by PHLX. We make no
                                             representation or warranty as to
                                             the accuracy or completeness of
                                             such information.

                                             The Index is a price-weighted index
                                             composed of fifteen companies that
                                             provide oil drilling and production
                                             service, oil field equipment,
                                             support services and
                                             geophysical/reservoir services. The
                                             Index was set to an initial value
                                             of 75 on December 31, 1996 and
                                             options commenced trading on the
                                             Index on February 24, 1997.

                                             The following is a list of
                                             companies included in the Index as
                                             of September 23, 2005 and their
                                             trading symbols:

                                              Schlumberger Ltd.              SLB
                                              National Oilwell Varco, Inc.   NOV
                                              Smith International, Inc.      SII
                                              Weatherford Int'l, Inc.        WFT
                                              Cooper Cameron Corp.           CAM
                                              Nabors Industries, Inc.        NBR
                                              Noble Corp.                    NE
                                              BJ Services Company            BJS
                                              Baker Hughes, Inc.             BHI

                                              Transocean, Inc.               RIG
                                              Halliburton Company            HAL
                                              Tidewater, Inc.                TDW
                                              Global Santa Fe Intl. Corp.    GSF
                                              Rowan Companies, Inc.          RDC
                                              Global Industries Ltd.        GLBL

                                             The Index is calculated by adding
                                             the prices of the component stocks
                                             and dividing by the base market
                                             divisor, without any regard to
                                             capitalization. Typically, the
                                             higher priced and more volatile
                                             constituent issues will exert a
                                             greater influence over the movement
                                             of a price-weighted index. The
                                             Index value calculation is
                                             described by the following formula:

                                                Sum of Component Prices
                                                -----------------------
                                                Base Market Divisor

                                             To maintain the continuity of the
                                             Index, the divisor is adjusted to
                                             reflect non-market changes in the
                                             price of the component securities
                                             as well as changes in the
                                             composition of the Index. Changes
                                             which may result in divisor
                                             adjustments include but are not
                                             limited to stock splits, dividends,
                                             spin offs, certain rights issuances
                                             and mergers and acquisitions.

Discontinuance of the PHLX Oil Service
  Sector Index; Alteration of Method
  of Calculation.........................    If the PHLX discontinues
                                             publication of the PHLX Oil Service
                                             Sector Index and the PHLX or
                                             another entity publishes a
                                             successor or substitute index that
                                             MS & Co., as the Calculation Agent,
                                             determines, in its sole discretion,
                                             to be comparable to the
                                             discontinued PHLX Oil Service
                                             Sector Index (such index being
                                             referred to herein as a "Successor
                                             Index"), then any subsequent Index
                                             Closing Value will be determined by
                                             reference to the published value of
                                             such Successor Index at the regular
                                             weekday close of trading on the
                                             Trading Day that any Index Closing
                                             Value is to be determined.

                                             Upon any selection by the
                                             Calculation Agent of a Successor
                                             Index, the Calculation Agent will
                                             cause written notice thereof to be
                                             furnished to the Trustee, to Morgan
                                             Stanley and to DTC, as holder of
                                             the PLUS, within three Trading Days
                                             of such selection. We expect that
                                             such notice will be passed on to
                                             you, as a beneficial owner of the
                                             PLUS, in accordance with the
                                             standard rules and procedures of
                                             DTC and its direct and indirect
                                             participants.

                                             If the PHLX discontinues
                                             publication of the PHLX Oil Service
                                             Sector Index prior to, and such
                                             discontinuance is continuing on,
                                             the Index Valuation Date and MS &
                                             Co., as the Calculation Agent,
                                             determines, in its sole discretion,
                                             that no Successor Index is
                                             available at such time, then the
                                             Calculation Agent will determine
                                             the Index Closing Value for such
                                             date. The Index Closing Value will
                                             be computed by the Calculation
                                             Agent in accordance with the
                                             formula for calculating the PHLX
                                             Oil Service Sector Index last in
                                             effect prior to such
                                             discontinuance, using the closing
                                             price (or, if trading in the
                                             relevant securities has been
                                             materially suspended or materially
                                             limited, its good faith estimate of
                                             the closing price that would have
                                             prevailed but for such suspension
                                             or limitation) at the close of the
                                             principal trading session of the
                                             Relevant Exchange on such date of
                                             each security most recently
                                             constituting the PHLX Oil Service
                                             Sector Index without any
                                             rebalancing or substitution of such
                                             securities following such
                                             discontinuance. Notwithstanding
                                             these alternative arrangements,
                                             discontinuance of the publication
                                             of the PHLX Oil Service Sector
                                             Index may adversely affect the
                                             value of the PLUS.

                                             If at any time the method of
                                             calculating the PHLX Oil Service
                                             Sector Index or a Successor Index,
                                             or the value thereof, is changed in
                                             a material respect, or if the PHLX
                                             Oil Service Sector Index or a
                                             Successor Index is in any other way
                                             modified so that such index does
                                             not, in the opinion of MS & Co., as
                                             the Calculation Agent, fairly
                                             represent the value of the PHLX Oil
                                             Service Sector Index or such
                                             Successor Index had such changes or
                                             modifications not been made, then,
                                             from and after such time, the
                                             Calculation Agent will, at the
                                             close of business in New York City
                                             on each date on which the Index
                                             Closing Value is to be determined,
                                             make such calculations and
                                             adjustments as, in the good faith
                                             judgment of the Calculation Agent,
                                             may be necessary in order to arrive
                                             at a value of a stock index
                                             comparable to the PHLX Oil Service
                                             Sector Index or such Successor
                                             Index, as the case may be, as if
                                             such changes or modifications had
                                             not been made, and the Calculation
                                             Agent will calculate the Final
                                             Index Value with reference to the
                                             PHLX Oil Service Sector Index or
                                             such Successor Index, as adjusted.
                                             Accordingly, if the method of
                                             calculating the PHLX Oil Service
                                             Sector Index or a Successor Index
                                             is modified so that the value of
                                             such index is a fraction of what it
                                             would have been if it had not been
                                             modified (e.g., due to a split in
                                             the index), then the Calculation
                                             Agent will adjust such index in
                                             order to arrive at a value of the
                                             PHLX Oil Service Sector Index or
                                             such Successor Index as if it had
                                             not been modified (e.g., as if such
                                             split had not occurred).

Historical Information...................    The following table sets forth the
                                             published high and low Index
                                             Closing Values, as well as
                                             end-of-quarter Index Closing
                                             Values, of the PHLX Oil Service
                                             Sector Index for each quarter in
                                             the period from January 1, 2000
                                             through September 23, 2005. The
                                             Index Closing Value on September
                                             23, 2005 was 171.14. We obtained
                                             the information in the table below
                                             from Bloomberg Financial Markets,
                                             without independent verification.
                                             The historical values of the PHLX
                                             Oil Service Sector Index should not
                                             be taken as an indication of future
                                             performance, and no assurance can
                                             be given as to the level of the
                                             PHLX Oil Service Sector Index on
                                             the Index Valuation Date. The level
                                             of the PHLX Oil Service Sector
                                             Index may decrease so that you will
                                             receive a payment at maturity that
                                             is less than the principal amount
                                             of the PLUS. We cannot give you any
                                             assurance that the level of the
                                             PHLX Oil Service Sector Index will
                                             increase so that at maturity you
                                             will receive a payment in excess of
                                             the principal amount of the PLUS.
                                             Nor can we give you any assurance
                                             that the value of the PHLX Oil
                                             Service Sector Index will not
                                             increase beyond 118% of the Initial
                                             Index Value, in which case you will
                                             only receive the

                                             Maximum Payment at Maturity.
                                             Because your return is linked to
                                             the level of the PHLX Oil Service
                                             Sector Index at maturity, there is
                                             no guaranteed return of principal.

                                             If the Final Index Value is less
                                             than the Initial Index Value, you
                                             will lose money on your investment.

                                                                            High     Low    Period End
                                                                            ----     ---    ----------
                                            2000
                                               First Quarter...........    116.55   79.090     115.18
                                               Second Quarter..........    131.51   102.31     120.29
                                               Third Quarter...........    142.24   107.72     132.83
                                               Fourth Quarter..........    135.96    98.30     124.78

                                            2001
                                               First Quarter...........    137.40   111.80     114.65
                                               Second Quarter..........    136.10    99.44      99.44
                                               Third Quarter...........     99.17    59.38      65.42
                                               Fourth Quarter..........     89.41    64.13      87.14

                                            2002
                                               First Quarter...........    103.75    75.14     102.41
                                               Second Quarter..........    111.04    91.65      91.65
                                               Third Quarter...........     93.00    69.85      76.32
                                               Fourth Quarter..........     92.90    71.62      86.70

                                            2003
                                               First Quarter...........     90.70    78.46      84.40
                                               Second Quarter..........    101.82    82.70      91.59
                                               Third Quarter...........     92.76    83.07      87.67
                                               Fourth Quarter..........     95.38    82.39      93.95

                                            2004
                                               First Quarter...........    110.63    92.50     103.51
                                               Second Quarter..........    109.33    95.84     107.54
                                               Third Quarter...........    121.93   101.76     120.79
                                               Fourth Quarter..........    127.02   113.45     123.94

                                            2005
                                               First Quarter...........    145.26   118.26     139.31
                                               Second Quarter..........    149.12   124.96     146.15
                                               Third Quarter (through
                                                 September 23, 2005)...    176.96   146.51     171.14

Use of Proceeds and Hedging..............    The net proceeds we receive from
                                             the sale of the PLUS will be used
                                             for general corporate purposes and,
                                             in part, in connection with hedging
                                             our obligations under the PLUS
                                             through one or more of our
                                             subsidiaries. The original issue
                                             price of the PLUS includes the
                                             Agent's Commissions (as shown on
                                             the cover page of this pricing
                                             supplement) paid with respect to
                                             the PLUS and the cost of hedging
                                             our obligations under the PLUS. The
                                             cost of hedging includes the
                                             projected profit that our
                                             subsidiaries expect to realize in
                                             consideration for assuming the
                                             risks inherent in managing the
                                             hedging transactions. Since hedging
                                             our obligations entails risk and
                                             may be influenced by market forces
                                             beyond our or our subsidiaries'
                                             control, such hedging may result in
                                             a profit that is more or less than
                                             initially projected, or could
                                             result in a loss. See also "Use of
                                             Proceeds" in the accompanying
                                             prospectus.

                                             On the date of this pricing
                                             supplement, we, through our
                                             subsidiaries or others, hedged our
                                             anticipated exposure in connection
                                             with the PLUS by taking positions
                                             in futures and options contracts on
                                             the PHLX Oil Service Sector Index.
                                             Such
                                             purchase activity could potentially
                                             have increased the value of the
                                             PHLX Oil Service Sector Index, and
                                             therefore effectively have
                                             increased the level at which the
                                             PHLX Oil Service Sector Index must
                                             close before you would receive at
                                             maturity a payment that exceeds the
                                             principal amount of the PLUS. In
                                             addition, through our subsidiaries,
                                             we are likely to modify our hedge
                                             position throughout the life of the
                                             PLUS by purchasing and selling the
                                             stocks underlying the PHLX Oil
                                             Service Sector Index, futures or
                                             options contracts on the PHLX Oil
                                             Service Sector Index or any stocks
                                             underlying the PHLX Oil Service
                                             Sector Index listed on major
                                             securities markets or positions in
                                             any other available securities or
                                             instruments that we may wish to use
                                             in connection with such hedging
                                             activities, including by selling
                                             any such securities or instruments
                                             on the Index Valuation Date. We
                                             cannot give any assurance that our
                                             hedging activity will not affect
                                             the value of the PHLX Oil Service
                                             Sector Index and, therefore,
                                             adversely affect the value of the
                                             PLUS or the payment you will
                                             receive at maturity.

Supplemental Information Concerning
  Plan of Distribution...................    Under the terms and subject to the
                                             conditions contained in the U.S.
                                             distribution agreement referred to
                                             in the prospectus supplement under
                                             "Plan of Distribution," the Agent,
                                             acting as principal for its own
                                             account, has agreed to purchase,
                                             and we have agreed to sell, the
                                             principal amount of PLUS set forth
                                             on the cover of this pricing
                                             supplement. The Agent proposes
                                             initially to offer the PLUS
                                             directly to the public at the
                                             public offering price set forth on
                                             the cover page of this pricing
                                             supplement. The Agent may allow a
                                             concession not in excess of $.075
                                             per PLUS to other dealers, which
                                             may include Morgan Stanley & Co.
                                             International Limited and Bank
                                             Morgan Stanley AG. We expect to
                                             deliver the PLUS against payment
                                             therefor in New York, New York on
                                             September 28, 2005. After the
                                             initial offering of the PLUS, the
                                             Agent may vary the offering price
                                             and other selling terms from time
                                             to time.

                                             In order to facilitate the offering
                                             of the PLUS, the Agent may engage
                                             in transactions that stabilize,
                                             maintain or otherwise affect the
                                             price of the PLUS or the level of
                                             the PHLX Oil Service Sector Index.
                                             Specifically, the Agent may sell
                                             more PLUS than it is obligated to
                                             purchase in connection with the
                                             offering or may sell individual
                                             stocks underlying the PHLX Oil
                                             Service Sector Index it does not
                                             own, creating a naked short
                                             position in the PLUS or the
                                             individual stocks underlying the
                                             PHLX Oil Service Sector Index,
                                             respectively, for its own account.
                                             The Agent must close out any naked
                                             short position by purchasing the
                                             PLUS or the individual stocks
                                             underlying the PHLX Oil Service
                                             Sector Index in the open market. A
                                             naked short position is more likely
                                             to be created if the Agent is
                                             concerned that there may be
                                             downward pressure on the price of
                                             the PLUS or the individual stocks
                                             underlying the PHLX Oil Service
                                             Sector Index in the open market
                                             after pricing that could adversely
                                             affect investors who purchase in
                                             the offering. As an additional
                                             means of facilitating the offering,
                                             the Agent may bid for, and
                                             purchase, PLUS or the individual
                                             stocks underlying the PHLX Oil
                                             Service Sector Index in the open
                                             market to stabilize the
                                             price of the PLUS. Any of these
                                             activities may raise or maintain
                                             the market price of the PLUS above
                                             independent market levels or
                                             prevent or retard a decline in the
                                             market price of the PLUS. The Agent
                                             is not required to engage in these
                                             activities, and may end any of
                                             these activities at any time. An
                                             affiliate of the Agent has entered
                                             into a hedging transaction with us
                                             in connection with this offering of
                                             PLUS. See "--Use of Proceeds and
                                             Hedging" above.

                                             General

                                             No action has been or will be taken
                                             by us, the Agent or any dealer that
                                             would permit a public offering of
                                             the PLUS or possession or
                                             distribution of this pricing
                                             supplement or the accompanying
                                             prospectus supplement or prospectus
                                             in any jurisdiction, other than the
                                             United States, where action for
                                             that purpose is required. No
                                             offers, sales or deliveries of the
                                             PLUS, or distribution of this
                                             pricing supplement or the
                                             accompanying prospectus supplement
                                             or prospectus, may be made in or
                                             from any jurisdiction except in
                                             circumstances which will result in
                                             compliance with any applicable laws
                                             and regulations and will not impose
                                             any obligations on us, the Agent or
                                             any dealer.

                                             The Agent has represented and
                                             agreed, and each dealer through
                                             which we may offer the PLUS has
                                             represented and agreed, that it (i)
                                             will comply with all applicable
                                             laws and regulations in force in
                                             each non-U.S. jurisdiction in which
                                             it purchases, offers, sells or
                                             delivers the PLUS or possesses or
                                             distributes this pricing supplement
                                             and the accompanying prospectus
                                             supplement and prospectus and (ii)
                                             will obtain any consent, approval
                                             or permission required by it for
                                             the purchase, offer or sale by it
                                             of the PLUS under the laws and
                                             regulations in force in each
                                             non-U.S. jurisdiction to which it
                                             is subject or in which it makes
                                             purchases, offers or sales of the
                                             PLUS. We shall not have
                                             responsibility for the Agent's or
                                             any dealer's compliance with the
                                             applicable laws and regulations or
                                             obtaining any required consent,
                                             approval or permission.

                                             Brazil

                                             The PLUS may not be offered or sold
                                             to the public in Brazil.
                                             Accordingly, the offering of the
                                             PLUS has not been submitted to the
                                             Comissao de Valores Mobiliarios for
                                             approval. Documents relating to
                                             this offering, as well as the
                                             information contained herein and
                                             therein, may not be supplied to the
                                             public as a public offering in
                                             Brazil or be used in connection
                                             with any offer for subscription or
                                             sale to the public in Brazil.

                                             Chile

                                             The PLUS have not been registered
                                             with the Superintendencia de
                                             Valores y Seguros in Chile and may
                                             not be offered or sold publicly in
                                             Chile. No offer, sales or
                                             deliveries of the PLUS, or
                                             distribution of this pricing
                                             supplement or the accompanying
                                             prospectus supplement or
                                             prospectus, may be made in or from
                                             Chile except in circumstances which
                                             will result in compliance with any
                                             applicable Chilean laws and
                                             regulations.

                                             Hong Kong

                                             The PLUS may not be offered or sold
                                             in Hong Kong, by means of any
                                             document, other than to persons
                                             whose ordinary business it is to
                                             buy or sell shares or debentures,
                                             whether as principal or agent, or
                                             in circumstances which do not
                                             constitute an offer to the public
                                             within the meaning of the Companies
                                             Ordinance (Cap. 32) of Hong Kong.
                                             The Agent has not issued and will
                                             not issue any advertisement,
                                             invitation or document relating to
                                             the PLUS, whether in Hong Kong or
                                             elsewhere, which is directed at, or
                                             the contents of which are likely to
                                             be accessed or read by, the public
                                             in Hong Kong (except if permitted
                                             to do so under the securities laws
                                             of Hong Kong) other than with
                                             respect to PLUS which are intended
                                             to be disposed of only to persons
                                             outside Hong Kong or only to
                                             "professional investors" within the
                                             meaning of the Securities and
                                             Futures Ordinance (Cap. 571) of
                                             Hong Kong and any rules made
                                             thereunder.

                                             Mexico

                                             The PLUS have not been registered
                                             with the National Registry of
                                             Securities maintained by the
                                             Mexican National Banking and
                                             Securities Commission and may not
                                             be offered or sold publicly in
                                             Mexico. This pricing supplement and
                                             the accompanying prospectus
                                             supplement and prospectus may not
                                             be publicly distributed in Mexico.

                                             Singapore

                                             This pricing supplement and the
                                             accompanying prospectus supplement
                                             and prospectus have not been
                                             registered as a prospectus with the
                                             Monetary Authority of Singapore.
                                             Accordingly, this pricing
                                             supplement and the accompanying
                                             prospectus supplement and
                                             prospectus used in connection with
                                             the offer or sale, or invitation
                                             for subscription or purchase, of
                                             the PLUS may not be circulated or
                                             distributed, nor may the PLUS be
                                             offered or sold, or be made the
                                             subject of an invitation for
                                             subscription or purchase, whether
                                             directly or indirectly, to persons
                                             in Singapore other than under
                                             circumstances in which such offer,
                                             sale or invitation does not
                                             constitute an offer or sale, or
                                             invitation for subscription or
                                             purchase, of the PLUS to the public
                                             in Singapore.

License Agreement between
  the PHLX and Morgan Stanley............    PHLX and Morgan Stanley have
                                             entered into a non-exclusive
                                             license agreement providing license
                                             to Morgan Stanley, and certain of
                                             its affiliated and subsidiary
                                             companies, in exchange for a fee,
                                             of the right to use the PHLX Oil
                                             Service Sector Index, which is
                                             owned and published by PHLX, in
                                             connection with securities,
                                             including the Notes.

                                             The license agreement between PHLX
                                             and Morgan Stanley provides that
                                             the following language must be set
                                             forth in this pricing supplement:

                                             PHLX Oil Service Sector(SM) Index
                                             (trading symbol: "OSX") (the
                                             "Index") is not sponsored,
                                             endorsed, sold or promoted by the
                                             PHLX. PHLX makes no representation
                                             or warranty, express or implied, to
                                             the owners of the Index or any
                                             member of the public regarding the
                                             advisability of investing in
                                             securities generally or in the
                                             Index particularly or the ability
                                             of the Index to track market
                                             performance. PHLX's only
                                             relationship to Licensee is the
                                             licensing of certain names and
                                             marks and of the Index, which is
                                             determined, composed and calculated
                                             without regard to the Licensee.
                                             PHLX has no obligation to take the
                                             needs of the Licensee or the owners
                                             of the Index into consideration in
                                             determining, composing or
                                             calculating the Index. PHLX is not
                                             responsible for and has not
                                             participated in any determination
                                             or calculation made with respect to
                                             the issuance or redemption of the
                                             Index. PHLX has no obligation or
                                             liability in connection with the
                                             administration, purchase, sale,
                                             marketing, promotion or trading of
                                             the Index.

                                             "PHLX Oil Service Sector Index(SM)"
                                             and "OSX(SM)" are service marks of
                                             the PHLX, and have been licensed
                                             for use by Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies..................    Each fiduciary of a pension,
                                             profit-sharing or other employee
                                             benefit plan subject to the
                                             Employee Retirement Income Security
                                             Act of 1974, as amended ("ERISA")
                                             (a "Plan"), should consider the
                                             fiduciary standards of ERISA in the
                                             context of the Plan's particular
                                             circumstances before authorizing an
                                             investment in the PLUS.
                                             Accordingly, among other factors,
                                             the fiduciary should consider
                                             whether the investment would
                                             satisfy the prudence and
                                             diversification requirements of
                                             ERISA and would be consistent with
                                             the documents and instruments
                                             governing the Plan.

                                             In addition, we and certain of our
                                             subsidiaries and affiliates,
                                             including MS & Co. and Morgan
                                             Stanley DW Inc. (formerly Dean
                                             Witter Reynolds Inc.) ("MSDWI"),
                                             may be each considered a "party in
                                             interest" within the meaning of
                                             ERISA, or a "disqualified person"
                                             within the meaning of the Internal
                                             Revenue Code of 1986, as amended
                                             (the "Code"), with respect to many
                                             Plans, as well as many individual
                                             retirement accounts and Keogh plans
                                             (also "Plans"). Prohibited
                                             transactions within the meaning of
                                             ERISA or the Code would likely
                                             arise, for example, if the PLUS are
                                             acquired by or with the assets of a
                                             Plan with respect to which MS &
                                             Co., MSDWI or any of their
                                             affiliates is a service provider or
                                             other party in interest, unless the
                                             PLUS are acquired pursuant to an
                                             exemption from the "prohibited
                                             transaction" rules. A violation of
                                             these prohibited transaction rules
                                             could result in an excise tax or
                                             other liabilities under ERISA
                                             and/or Section 4975 of the Code for
                                             such persons, unless exemptive
                                             relief is available under an
                                             applicable statutory or
                                             administrative exemption.

                                             The U.S. Department of Labor has
                                             issued five prohibited transaction
                                             class exemptions ("PTCEs") that may
                                             provide exemptive relief for direct
                                             or indirect prohibited transactions
                                             resulting from the purchase or
                                             holding of the PLUS. Those class
                                             exemptions are PTCE 96-23 (for
                                             certain transactions determined by
                                             in-house asset managers), PTCE
                                             95-60 (for certain transactions
                                             involving insurance company general
                                             accounts), PTCE 91-38 (for certain
                                             transactions involving bank
                                             collective investment funds), PTCE
                                             90-1 (for certain transactions
                                             involving insurance company
                                             separate accounts), and PTCE 84-14
                                             (for certain transactions
                                             determined by independent qualified
                                             asset managers).

                                             Because we may be considered a
                                             party in interest with respect to
                                             many Plans, the PLUS may not be
                                             purchased, held or disposed of by
                                             any Plan, any entity whose
                                             underlying assets include "plan
                                             assets" by reason of any Plan's
                                             investment in the entity (a "Plan
                                             Asset Entity") or any person
                                             investing "plan assets" of any
                                             Plan, unless such purchase, holding
                                             or disposition is eligible for
                                             exemptive relief, including relief
                                             available under PTCE 96-23, 95-60,
                                             91-38, 90-1, or 84-14 or such
                                             purchase, holding or disposition is
                                             otherwise not prohibited. Any
                                             purchaser, including any fiduciary
                                             purchasing on behalf of a Plan,
                                             transferee or holder of the PLUS
                                             will be deemed to have represented,
                                             in its corporate and its fiduciary
                                             capacity, by its purchase and
                                             holding of the PLUS that either (a)
                                             it is not a Plan or a Plan Asset
                                             Entity, is not purchasing such
                                             securities on behalf of or with
                                             "plan assets" of any Plan, or with
                                             any assets of a governmental or
                                             church plan that is subject to any
                                             federal, state or local law that is
                                             substantially similar to the
                                             provisions of Section 406 of ERISA
                                             or Section 4975 of the Code or (b)
                                             its purchase, holding and
                                             disposition are eligible for
                                             exemptive relief or such purchase,
                                             holding and disposition are not
                                             prohibited by ERISA or Section 4975
                                             of the Code (or in the case of a
                                             governmental or church plan, any
                                             substantially similar federal,
                                             state or local law).

                                             Under ERISA, assets of a Plan may
                                             include assets held in the general
                                             account of an insurance company
                                             which has issued an insurance
                                             policy to such plan or assets of an
                                             entity in which the Plan has
                                             invested. Accordingly, insurance
                                             company general accounts that
                                             include assets of a Plan must
                                             ensure that one of the foregoing
                                             exemptions is available. Due to the
                                             complexity of these rules and the
                                             penalties that may be imposed upon
                                             persons involved in non-exempt
                                             prohibited transactions, it is
                                             particularly important that
                                             fiduciaries or other persons
                                             considering purchasing the PLUS on
                                             behalf of or with "plan assets" of
                                             any Plan consult with their counsel
                                             regarding the availability of
                                             exemptive relief under PTCEs 96-23,
                                             95-60, 91-38, 90-1 or 84-14.

                                             Purchasers of the PLUS have
                                             exclusive responsibility for
                                             ensuring that their purchase,
                                             holding and disposition of the PLUS
                                             do not violate the prohibited
                                             transaction rules of ERISA or the
                                             Code or similar regulations
                                             applicable to governmental or
                                             church plans, as described above.

United States Federal Income Taxation....    The following summary is based on
                                             the advice of Davis Polk &
                                             Wardwell, our special tax counsel
                                             ("Tax Counsel"), and is a general
                                             discussion of the principal
                                             potential U.S. federal income tax
                                             consequences to initial investors
                                             in the PLUS that (i) purchase the
                                             PLUS at their Issue Price and (ii)
                                             will hold the PLUS as capital
                                             assets within the meaning of
                                             Section 1221 of the Code. This
                                             summary is based on the Code,
                                             administrative pronouncements,
                                             judicial decisions and currently
                                             effective and proposed Treasury
                                             regulations, changes to any of
                                             which subsequent to the date of
                                             this pricing supplement may affect
                                             the tax consequences described
                                             herein. This summary does not
                                             address all aspects of U.S. federal
                                             income taxation that may be
                                             relevant to a particular investor
                                             in light of the investor's
                                             individual circumstances or to
                                             investors subject to special
                                             treatment under the U.S. federal
                                             income tax laws, such as:


                                             o   certain financial institutions;

                                             o   tax-exempt organizations;

                                             o   dealers and certain traders in
                                                 securities or foreign
                                                 currencies;

                                             o   investors holding the PLUS as
                                                 part of a hedging transaction,
                                                 straddle, conversion or other
                                                 integrated transaction;

                                             o   U.S. Holders, as defined below,
                                                 whose functional currency is
                                                 not the U.S. dollar;

                                             o   partnerships;

                                             o   nonresident alien individuals
                                                 who have lost their United
                                                 States citizenship or who have
                                                 ceased to be taxed as United
                                                 States resident aliens;

                                             o   corporations that are treated
                                                 as controlled foreign
                                                 corporations or passive foreign
                                                 investment companies;

                                             o   Non-U.S. Holders, as defined
                                                 below, that are owned or
                                                 controlled by persons subject
                                                 to U.S. federal income tax;

                                             o   Non-U.S. Holders for whom
                                                 income or gain in respect of
                                                 the PLUS is effectively
                                                 connected with a trade or
                                                 business in the United States;

                                             o   Non-U.S. Holders who are
                                                 individuals having a "tax home"
                                                 (as defined in Section
                                                 911(d)(3) of the Code) in the
                                                 United States; and o Non-U.S.
                                                 Holders that hold, or will
                                                 hold, actually or
                                                 constructively, more than 5% of
                                                 the PLUS or more than 5% of any
                                                 component stock of the PHLX Oil
                                                 Service Sector Index.

                                             As the law applicable to the U.S.
                                             federal income taxation of
                                             instruments such as the PLUS is
                                             technical and complex, the
                                             discussion below necessarily
                                             represents only a general summary.
                                             Moreover, the effect of any
                                             applicable state, local or foreign
                                             tax laws is not discussed.

                                             If you are considering purchasing
                                             the PLUS, you are urged to consult
                                             your own tax advisor with regard to
                                             the application of the U.S. federal
                                             income tax laws to your particular
                                             situation as well as any tax
                                             consequences arising under any
                                             state, local or foreign taxing
                                             jurisdiction.

                                             General

                                             Pursuant to the terms of the PLUS,
                                             we and every investor in the PLUS
                                             agree (in the absence of an
                                             administrative determination or
                                             judicial ruling to the contrary) to
                                             characterize a PLUS for all tax
                                             purposes as a single financial
                                             contract with respect to the PHLX
                                             Oil Service Sector Index that (i)
                                             requires the investor to pay us at
                                             inception an amount equal to the
                                             purchase price of the PLUS and (ii)
                                             entitles the investor to receive at
                                             maturity an amount in cash based
                                             upon the performance of the PHLX
                                             Oil Service Sector Index. The
                                             characterization of the PLUS
                                             described above is not, however,
                                             binding on the IRS or the courts.
                                             No statutory, judicial or
                                             administrative authority directly
                                             addresses the characterization of
                                             the PLUS (or of similar
                                             instruments) for U.S. federal
                                             income tax purposes, and no ruling
                                             is being requested from the IRS
                                             with respect to their proper
                                             characterization and treatment. Due
                                             to the absence of authorities that
                                             directly address the PLUS (or
                                             similar instruments), Tax Counsel
                                             is unable to render an opinion as
                                             to whether the U.S. federal income
                                             tax characterization of the PLUS
                                             stated above should be respected.
                                             Significant aspects of the U.S.
                                             federal income tax consequences of
                                             an investment in the PLUS are
                                             uncertain, and no assurance can be
                                             given that the IRS or the courts
                                             will agree with the
                                             characterization and tax treatment
                                             described herein. Accordingly, you
                                             are urged to consult your own tax
                                             advisor regarding the U.S. federal
                                             income tax consequences of an
                                             investment in the PLUS (including
                                             possible alternative
                                             characterizations of the PLUS) and
                                             regarding any tax consequences
                                             arising under the laws of any
                                             state, local or foreign taxing
                                             jurisdiction. Unless otherwise
                                             stated, the following discussion is
                                             based on the characterization
                                             described above.

                                             U.S. Holders

                                             As used herein, the term "U.S.
                                             Holder" means a beneficial owner of
                                             a PLUS that for U.S. federal income
                                             tax purposes is:

                                             o   a citizen or resident of the
                                                 United States;

                                             o   a corporation, or other entity
                                                 taxable as a corporation,
                                                 created or organized under the
                                                 laws of the United States or
                                                 any political subdivision
                                                 thereof; or

                                             o   an estate or trust the income
                                                 of which is subject to United
                                                 States federal income taxation
                                                 regardless of its source.

                                             Tax Treatment of the PLUS

                                             Tax basis. A U.S. Holder's tax
                                             basis in the PLUS will equal the
                                             amount paid by the U.S. Holder to
                                             acquire the PLUS.

                                             Settlement of the PLUS at maturity.
                                             Upon receipt of cash at maturity, a
                                             U.S. Holder generally will
                                             recognize long-term capital gain or
                                             loss equal to the difference
                                             between the amount of cash received
                                             and the U.S. Holder's tax basis in
                                             the PLUS.

                                             Sale or exchange of the PLUS. Upon
                                             a sale or exchange of the PLUS
                                             prior to their maturity, a U.S.
                                             Holder will generally recognize
                                             capital gain or loss equal to the
                                             difference between the amount
                                             realized on the sale or exchange
                                             and the U.S. Holder's tax basis in
                                             the PLUS sold or exchanged. This
                                             gain or loss will generally be
                                             long-term capital gain or loss
                                             if the U.S. Holder held the PLUS
                                             for more than one year at the time
                                             of disposition.

                                             Possible Alternative Tax Treatments
                                             of an Investment in the PLUS

                                             Due to the absence of authorities
                                             that directly address the proper
                                             tax treatment of the PLUS, no
                                             assurance can be given that the IRS
                                             will accept, or that a court will
                                             uphold, the characterization and
                                             treatment described above. In
                                             particular, the IRS could seek to
                                             analyze the U.S. federal income tax
                                             consequences of owning the PLUS
                                             under Treasury regulations
                                             governing contingent payment debt
                                             instruments (the "Contingent
                                             Payment Regulations").

                                             If the IRS were successful in
                                             asserting that the Contingent
                                             Payment Regulations applied to the
                                             PLUS, the timing and character of
                                             income thereon would be
                                             significantly affected. Among other
                                             things, a U.S. Holder would be
                                             required to accrue original issue
                                             discount on the PLUS every year at
                                             a "comparable yield" determined at
                                             the time of their issuance.
                                             Furthermore, any gain realized by a
                                             U.S. Holder at maturity or upon a
                                             sale or other disposition of the
                                             PLUS would generally be treated as
                                             ordinary income, and any loss
                                             realized at maturity would be
                                             treated as ordinary loss to the
                                             extent of the U.S. Holder's prior
                                             accruals of original issue
                                             discount, and as capital loss
                                             thereafter.

                                             Even if the Contingent Payment
                                             Regulations do not apply to the
                                             PLUS, other alternative federal
                                             income tax characterizations of the
                                             PLUS are possible which, if
                                             applied, could also affect the
                                             timing and the character of the
                                             income or loss with respect to the
                                             PLUS. It is possible, for example,
                                             that a PLUS could be treated as a
                                             unit consisting of a loan and a
                                             forward contract, in which case a
                                             U.S. Holder would be required to
                                             accrue original issue discount as
                                             income on a current basis.
                                             Accordingly, prospective investors
                                             are urged to consult their own tax
                                             advisors regarding all aspects of
                                             the U.S. federal income tax
                                             consequences of an investment in
                                             the PLUS.

                                             Backup Withholding and Information
                                             Reporting

                                             A U.S. Holder of the PLUS may be
                                             subject to backup withholding in
                                             respect of amounts paid to the U.S.
                                             Holder, unless the U.S. Holder
                                             provides proof of an applicable
                                             exemption or a correct taxpayer
                                             identification number, or otherwise
                                             complies with applicable
                                             requirements of the backup
                                             withholding rules. The amounts
                                             withheld under the backup
                                             withholding rules are not an
                                             additional tax and may be refunded,
                                             or credited against the U.S.
                                             Holder's U.S. federal income tax
                                             liability, provided the required
                                             information is furnished to the
                                             IRS. In addition, a U.S. Holder of
                                             the PLUS may also be subject to
                                             information reporting
                                             requirements, unless the U.S.
                                             Holder provides proof of an
                                             applicable exemption from the
                                             information reporting rules.

                                             Non-U.S. Holders

                                             The discussion under this heading
                                             applies to you only if you are a
                                             "Non-U.S. Holder." A Non-U.S.
                                             Holder is a beneficial owner of a
                                             PLUS that for U.S. federal income
                                             tax purposes is:

                                             o   a nonresident alien individual;

                                             o   a foreign corporation; or

                                             o   a foreign trust or estate.

                                             Tax Treatment upon Maturity, Sale,
                                             Exchange or Disposition of a PLUS.
                                             A Non-U.S. Holder of the PLUS will
                                             not be subject to U.S. federal
                                             income or withholding tax in
                                             respect of amounts paid to the
                                             Non-U.S. Holder, except that gain
                                             from the sale or exchange of the
                                             PLUS or their settlement at
                                             maturity may be subject to U.S.
                                             federal income tax if such Non-U.S.
                                             Holder is a non-resident alien
                                             individual and is present in the
                                             United States for 183 days or more
                                             during the taxable year of the sale
                                             or exchange (or settlement at
                                             maturity) and certain other
                                             conditions are satisfied.

                                             If all or any portion of a PLUS
                                             were recharacterized as a debt
                                             instrument, any payment made to a
                                             Non-U.S. Holder with respect to the
                                             PLUS would not be subject to U.S.
                                             federal withholding tax, provided
                                             that the IRS Form W-8BEN
                                             certification requirements
                                             described below under
                                             "--Information Reporting and Backup
                                             Withholding" were satisfied and
                                             such Non-U.S. Holder did not own,
                                             actually or constructively, 10
                                             percent or more of the total
                                             combined voting power of all
                                             classes of stock of Morgan Stanley
                                             entitled to vote and was not a bank
                                             receiving interest described in
                                             Section 881(c)(3)(A) of the Code.

                                             Estate Tax. Non-U.S. Holders who
                                             are individuals, and entities the
                                             property of which is potentially
                                             includible in the gross estate of a
                                             non-U.S. individual for U.S.
                                             federal estate tax purposes (for
                                             example, a trust funded by such an
                                             individual and with respect to
                                             which the individual has retained
                                             certain interests or powers),
                                             should note that, absent an
                                             applicable treaty benefit, the PLUS
                                             is likely to be treated as U.S.
                                             situs property subject to U.S.
                                             federal estate tax. Prospective
                                             investors that are non-U.S.
                                             individuals, or are entities of the
                                             type described above, are urged to
                                             consult their own tax advisors
                                             regarding the U.S. federal estate
                                             tax consequences of investing in
                                             the PLUS.

                                             Information Reporting and Backup
                                             Withholding. Information returns
                                             may be filed with the IRS in
                                             connection with the payment on the
                                             PLUS at maturity as well as in
                                             connection with the proceeds from a
                                             sale, exchange or other
                                             disposition. A Non-U.S. Holder will
                                             be subject to backup withholding in
                                             respect of amounts paid to the
                                             Non-U.S. Holder, unless such
                                             Non-U.S. Holder complies with
                                             certain certification procedures
                                             establishing that it is not a U.S.
                                             person for U.S. federal income tax
                                             purposes (e.g., by providing a
                                             completed IRS Form W-8BEN
                                             certifying,
                                             under penalties of perjury, that
                                             such Non-U.S. Holder is not a U.S.
                                             person) or otherwise establishes an
                                             exemption. The amount of any backup
                                             withholding from a payment to a
                                             Non-U.S. Holder will be allowed as
                                             a credit against the Non-U.S.
                                             Holder's U.S. federal income tax
                                             liability and may entitle the
                                             Non-U.S. Holder to a refund,
                                             provided that the required
                                             information is furnished to the
                                             IRS.